Exhibit 23.2

McGrail Merkel Quinn & Associates, P.C.

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

Francis J. Merkel, CPA

Joseph J. Quinn, CPA/ABV, CVA

Daniel J. Gerrity, CPA

Mary Ann E. Novak, CPA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 14, 2012, relating to the consolidated financial statements of Penseco Financial Services Corporation as of December 31, 2011 and 2010, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2011, and to the effectiveness of internal control over financial reporting of Penseco Financial Services Corporation, which reports appear in the Annual Report on Form 10-K of Penseco Financial Services Corporation for the year ended December 31, 2011, and hereby consent to the reference to us under the heading “Experts” in the prospectus that is part of this Registration Statement.

/s/   McGrail Merkel Quinn & Associates, P.C.

Scranton, Pennsylvania

April 24, 2012

An Independently Owned Member McGladrey Alliance / McGladrey

Clay Avenue Professional Plaza, 1173 Clay Avenue, Scranton, PA 18510 570 961-0345 Fax: 570 961-8650

www.mmq.com